UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 22, 2018

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phantom Unit Grants to Named Executive Officers

On March 22, 2018, the board of directors (the “Board”) of PAA GP Holdings LLC (“GP Holdings”), the general partner of Plains All American Pipeline, L.P. (“PAA”) approved the following grants of PAA phantom units to certain of those individuals who will be identified in our proxy statement for the 2018 annual meeting as Named Executive Officers:

Name and Title	No. of Phantom Units Granted
Willie Chiang, Executive Vice President and Chief Operating Officer	50,000
Al Swanson, Executive Vice President and Chief Financial Officer	30,000
Daniel J. Nerbonne, Executive Vice President, Operations and Engineering	25,000

These grants were awarded as part of PAA’s modification in 2018 of its prior practice of granting larger phantom unit awards every two or three years in favor of smaller annual awards, with 2018 representing a transition year.  These awards are designed to incentivize continued growth and performance, as well as ensure retention.  The phantom units will vest (become payable 1-for-1 in PAA common units) on the May 2021 distribution date; provided, however, that 50% of the phantom units may vest prior to the May 2021 distribution date if and when PAA generates distributable cash flow (“DCF”) of $2.30 per common unit on a trailing four quarter basis. The phantom units include tandem distribution equivalent rights (“DERs”) that will begin paying common unit equivalent distributions on the May 2018 distribution date.  The DERs expire when the phantom units vest.

Modification of Existing Equity Awards

The Board amended the performance terms of 252,667 PAA LTIP awards collectively held by Messrs. Chiang, Swanson and Nerbonne and 431,849 AAP Management Units (defined below) collectively held by Messrs. Chiang and Nerbonne to modify the performance threshold metric from annualized quarterly distributions per unit to DCF per unit on a trailing four quarter basis.  Prior to the modification, the performance thresholds for the LTIP awards and the AAP Management Units were indexed to PAA’s achievement of annualized quarterly distribution levels ranging from $2.30 per unit to $2.65 per unit and $2.20 per unit to $2.80 per unit, respectively. These modifications were made primarily to insure that the performance metric for these awards remained tied to PAA’s underlying financial performance notwithstanding the Board’s decision in August 2017 to reduce PAA’s distribution in order to retain a meaningful amount of cash flow to improve distribution coverage and reduce leverage. The service periods and other terms of such awards were not modified.  The specific modifications are described below.

Phantom Unit Awards.  In August 2016, Messrs. Chiang, Swanson and Nerbonne received PAA phantom unit awards, one-third of which were originally scheduled to vest in August 2022 upon PAA’s payment of an annualized distribution of at least $2.30 per unit, with potential acceleration upon achieving annualized distributions of $2.50 to $2.65 per unit. Vesting terms for this portion of the 2016 grants have been modified such that vesting will still have the same timing and potential for acceleration but will be tied to PAA’s achievement of like amounts of DCF per unit on a trailing four quarter basis.  Accordingly, the affected portion of the 2016 phantom unit awards (55,000 for Mr. Chiang, 46,000 for Mr. Swanson and 31,667 for Mr. Nerbonne) will vest on the August 2022 distribution date provided that PAA shall have generated minimum DCF of $2.30 per common unit on a trailing four quarter basis and, further provided, that vesting may be accelerated such that: (i) one-half of the modified portion of the award will vest on the date on which PAA generates DCF of at least $2.50 per common unit on a trailing four quarter basis; and (ii) one-half of the modified portion of the award will vest on the date on which PAA generates DCF of at least $2.65 per common unit on a trailing four quarter basis.  DCF will be subject to adjustment under certain circumstances to account for significant asset sales.  The remaining terms of the 2016 phantom unit grants were not modified.

The terms of 120,000 PAA phantom units originally granted to Mr. Chiang in August 2015 were also modified to change the performance metric for vesting purposes from annualized quarterly distributions to DCF per common unit on a trailing four quarter basis.  Accordingly, Mr. Chiang’s modified 2015 phantom unit award will vest as follows: (i) 40% on the later of the August 2018 distribution date and the date PAA generates DCF of $2.30 per common unit on a trailing four quarter basis; (ii) 30% on the later of the August 2019 distribution date and the date PAA generates DCF of $2.40 per common unit on a trailing four quarter basis; and (iii) 30% on the later of the August 2020 distribution date and the date PAA generates DCF of $2.50 per common unit on a trailing four quarter basis. DCF will be subject to adjustment under certain circumstances to account for significant asset sales. The remaining terms of Mr. Chiang’s 2015 phantom unit award were not modified.

AAP Management Units.  The terms of 375,521 Class B units of Plains AAP, L.P. (“AAP Management Units”) originally granted to Mr. Chiang in August 2015 were modified such that they will become earned (entitled to receive distributions) as follows: (i) 50% upon the generation by PAA of DCF of at least $1.90 per common unit on a trailing four quarter basis, (ii) 25% upon the generation by PAA of DCF of at least $2.10 per common unit on a trailing four quarter basis, and (iii) 25% upon the generation by PAA of DCF of at least $2.30 per common unit on a trailing four quarter basis.  DCF is subject to adjustment under certain circumstances to account for significant asset sales. The remaining terms of Mr. Chiang’s previously issued AAP Management Units, including the vesting, AAP call right and other terms referenced in his grant letter and employment letter, are unchanged.

The terms of 56,328 AAP Management Units originally granted to Mr. Nerbonne in July 2015 were modified such that they will become earned as follows: (i) 25% upon the generation by PAA of DCF of $1.90 per common unit or more on a trailing four quarter basis; (ii) 25% upon the generation by PAA of DCF of $2.10 per common unit or more on a trailing four quarter basis; (iii) 25% upon the generation by PAA of DCF of $2.30 per common unit or more on a trailing four quarter basis; and (iv) 25% upon the generation by PAA of DCF of $2.50 per common unit or more on a trailing four quarter basis. DCF will be subject to adjustment under certain circumstances to account for significant asset sales. The remaining terms of Mr. Nerbonne’s previously issued AAP Management Units, including the vesting, AAP call right and other terms referenced in his grant letter, are unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: March 26, 2018	By:	PAA GP HOLDINGS LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President